Exhibit 99.1

News Release

For Immediate Release

April 9, 2019

Approach Resources Inc. Announces Changes

to Executive Management Team and Reduction of Corporate Overhead

Fort Worth, Texas, April 9, 2019 – Approach Resources Inc. (NASDAQ: AREX) (“Approach” or the “Company”) today announced that Sergei Krylov, who has served as the Company’s Executive Vice President and Chief Financial Officer since joining the Company in January 2014, has been appointed Chief Executive Officer. Mr. Krylov succeeds J. Ross Craft, who has resigned from his role as the Company’s Chairman and Chief Executive Officer. Mr. Krylov will also retain his duties as Chief Financial Officer. In addition, the Company announced that Jim Crain, who has served as a director since June 2007, and also serves as Chairman of the Nominating and Corporate Governance Committee, has been appointed Chairman of the Board.

The Company remains in discussions with Qingming Yang, the Company’s President and Chief Operating Officer regarding his departure. Upon Mr. Yang’s departure, Troy Hoefer, the Company’s Senior Vice President of Engineering, who has served the Company since June 2013, will assume management of the Company’s production and drilling operations.

The Company also announced that J. Curtis Henderson, the Company’s Chief Administrative Officer and Corporate Secretary, entered into a separation agreement with the Company. Mr. Henderson will remain at the Company for up to six months, and during this time will transition his responsibilities to the new management team members.  Josh Dazey, who has served the Company since January 2016 as Vice President, General Counsel and Assistant Secretary, will assume the primary responsibilities of Mr. Henderson over this period.

The combined compensation and benefits associated with Messrs. Craft, Yang and Henderson in 2018 represented approximately 19% of 2018 total corporate cash and non-cash general and administrative expenses.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and gas reserves in the Midland Basin of the greater Permian Basin in West Texas.  For more information about the Company, please visit www.approachresources.com.  Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of general and administrative expenses.  These statements are based on certain assumptions made by the Company based on management’s experience, perception

INVESTOR CONTACT Sergei Krylov Chief Executive Officer ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results may differ materially from those implied or expressed by the forward-looking statements. Further information on assumptions, risks and uncertainties related to the Company is available in the Company’s SEC filings, including our Annual Report on Form 10-K.  The Company’s SEC filings are also available on the Company’s website at www.approachresources.com.  Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

2